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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 No. 333-00000 and related Prospectus of American Greetings Corporation for the registration of $600,000,000 of debt securities and to the incorporation by reference therein of our report dated March 26, 1998, with respect to the consolidated financial statements and schedule of American Greetings Corporation included in its Annual Report (Form 10-K) for the year ended February 28, 1998, filed with the Securities and Exchange Commission.




                                                               Ernst & Young LLP


Cleveland, Ohio
May 18, 1998